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Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
PACIFIC CENTURY FINANCIAL CORPORATION

        I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I
NAME

        The name of this corporation (the "Corporation") is Pacific Century Financial Corporation.

ARTICLE II
DEFINITIONS

        For the purposes of this Certificate of Incorporation:

          A.    "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          B.    A person shall be deemed to "Beneficially Own" shares of Voting Stock (i) that such person or any of its Affiliates and Associates beneficially owns, directly or indirectly, (ii) that such person or any of its Affiliates or Associates has (a) the right to acquire or to dispose of (whether such right is exercisable immediately or only after the passage of time or only upon the occurrence or nonoccurrence of a contingency or event), or to direct the acquisition or disposition of, pursuant to any agreement, arrangement, understanding or relationship or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the voting of pursuant to any agreement, arrangement, understanding or relationship, or (iii) that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation. Notwithstanding the foregoing, a person shall not be deemed to "Beneficially Own" shares of Voting Stock as a result of any agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (ii) is not reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) by (a) such person, (b) any of such person's Affiliates or Associates, or (c) any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

          C.    "Business Combination" means (i) any merger or consolidation of the Corporation or any Subsidiary with or into (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) that, after such merger or consolidation, would be an Affiliate or Associate of a Related Person, or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to ten percent (10%) or more of the book value of the consolidated assets of the Corporation, as shown on the quarterly or annual financial statements of the Corporation last filed with the Securities and Exchange Commission prior to the date in question, or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions, and other than by way of a pro rata distribution to all stockholders or a reclassification, dividend or subdivision of such securities and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or a Subsidiary that have been distributed pro rata to stockholders) of any securities of the Corporation or any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to ten percent (10%) or more of the Fair Market Value of the issued and outstanding shares of Common Stock (as defined herein) of the Corporation, or (iv) the adoption of any plan or proposal proposed by or on behalf of a Related Person for the liquidation or dissolution of the Corporation, or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with or into any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing by more than one percent (1%) the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that are directly or indirectly owned by any Related Person.

          D.    "Continuing Director" means, as to any Related Person, any member of the Board of Directors of the Corporation (the "Board") who (i) is unaffiliated with and is not the Related Person and (ii) was a member of the Board of Directors of the Corporation prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          E.    "Disinterested Shares" means, as to any Related Person, shares of Voting Stock that are Beneficially Owned and owned of record by stockholders other than such Related Person.

          F.     "Fair Market Value" means: (i) in the case of shares of stock and other securities, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock or other security, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock or other security is listed or admitted to trading, or, if such stock or other security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock or other security during the thirty (30) day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock or other security as determined by the Board in good faith; and (ii) in the case of property other than stock or other securities, the fair market value of such property on the date in question as determined by the Board in good faith.

          G.    A "person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

          H.    "Related Person" means and includes (i) any person, or any group of two or more persons that act together or have agreed to act together, that, together with its or their Affiliates and Associates, Beneficially Owns, directly or indirectly, in the aggregate, ten percent (10%) or more of the combined voting power of the then-outstanding shares of Voting Stock, and any Affiliate or Associate of any such person; (ii) an Affiliate of the Corporation that at any time within two years prior thereto Beneficially Owned, directly or indirectly, ten percent (10%) or more of the combined voting power of the outstanding shares of Voting Stock; or (iii) an assignee of or successor to any shares of capital stock of the Corporation that were at any time within two years prior thereto Beneficially Owned by any Related Person, if such assignment or succession shall have occurred other than pursuant to a "public offering" within the meaning of the Securities Act of 1933, as amended; provided, however, that the term "Related Person" shall not include the Corporation, any Subsidiary, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any person or entity organized, appointed, established or holding Voting

  Stock for or pursuant to the terms of any such plan, nor shall such term encompass shares of Voting Stock held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise).

          I.     "Subsidiary" means any corporation or other entity of which the Corporation owns, directly or indirectly, securities that entitle the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

          J.     "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The outstanding shares of Voting Stock shall include shares owned through application of Paragraph B of Article II of this Certificate of Incorporation, where applicable, but shall not otherwise include any other shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

ARTICLE III
REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 314 South State Street, Dover, County of Kent, Delaware 19901, and the name of its registered agent at that address is Capitol Corporate Services, Inc.

ARTICLE IV
BUSINESS

        The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

ARTICLE V
AUTHORIZED CAPITAL STOCK

        A.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the Corporation shall have authority to issue shall be Five Hundred Million (500,000,000), and each such share shall have a par value of $.01; and the total number of shares of Preferred Stock that the Corporation shall have the authority to issue shall be Twenty Million (20,000,000), and each such share shall have a par value of $.01.

        B.    Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

          (1)   The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

          (2)   The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          (3)   The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

          (4)   Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (5)   The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (6)   The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock; and

          (7)   The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

        C.    (1) After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article V), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article V), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph B of this Article V, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

          (2)   In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph B of this Article V), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph B of this Article V), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3)   Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article V granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

          (4)   Subject to Paragraph A of Article XIV, the authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the thenoutstanding shares of Voting Stock, voting together as a single class.

ARTICLE VI
INCORPORATOR

        The name and mailing address of the incorporator are Mark A. Morton, 1201 Market St., Suite 1500, Wilmington, DE 19801.

ARTICLE VII
ELECTION OF DIRECTORS

        A.    The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than three (3) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by a majority of the then-authorized number of directors. The initial Board shall consist of eleven (11) members.

        B.    The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, shall be divided into three classes to be designated Class I, Class II and Class III and to be as nearly equal in number as possible. The initial directors of each class shall be named by the incorporator. The terms of the initial Class I directors shall expire at the 1999 annual meeting of stockholders, the terms of the initial Class II directors shall expire at the 2000 annual meeting of stockholders and the terms of the initial Class III directors shall expire at the 2001 annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. Any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

        C.    Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

        D.    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

        E.    Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any director may be removed from office only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

ARTICLE VIII
MEETINGS OF STOCKHOLDERS

        A.    Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation; provided, however, that where such special meeting of stockholders is called for the purpose of acting upon a proposal made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by or at the request of a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring approval of stockholders, then, in addition to the aforesaid vote of directors, the affirmative vote of a majority of the Continuing Directors, if any, shall also be required to call such special meeting of stockholders. Special meetings of stockholders may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        B.    In addition to the powers conferred on the Board by this Certificate of Incorporation and by the General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

ARTICLE IX
STOCKHOLDER CONSENT

        Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE X
FACTORS TO CONSIDER

        The Board, when evaluating any proposed transaction that would result in a person or entity becoming a Related Person, or in a Related Person increasing his ownership of capital stock of the Corporation, or any transaction or any proposed transaction with any other party, whether or not such other party is a Related Person, that would constitute a Business Combination if the other party to the transaction were or would thereby become a Related Person, may, to the fullest extent permitted by law, give due consideration to the independence and integrity of the Corporation's operations, and the social, economic and environmental effects on the stockholders, employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located or that they serve.

ARTICLE XI
LIMITATION OF LIABILITY

        A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE XII
EXECUTIVE COMMITTEE

        The Board, pursuant to the Bylaws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate any of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and provided for in said resolution or in the Bylaws of the Corporation, shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

ARTICLE XIII
BUSINESS COMBINATIONS

        A.    In addition to any affirmative vote required by law, and except as otherwise expressly provided in Paragraph B of this Article XIII, a Business Combination shall require the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        B.    The provisions of Paragraph A of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the Bylaws, if there are one or more Continuing Directors then in office and if such Business Combination has been approved by the Board by (i) the affirmative vote of at least a majority of the then-authorized number of directors and (ii) the affirmative vote of at least a majority of the Continuing Directors then in office.

ARTICLE XIV
AMENDMENT OF CORPORATE DOCUMENTS

        A.    Certificate of Incorporation.    In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any alteration, amendment, repeal or rescission (a "Change") of any provision of this Certificate of Incorporation must be approved by at least a majority of the then authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, V, VII, VIII, IX, X, XI or XIII hereof or to this Article XIV, such Change must also be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, such Change must also be approved by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares; provided further, however, that the vote(s) required by the immediately preceding proviso shall not be required if such Change has been first approved by at least two-thirds of the then authorized number of directors and, if at the time there exist one or more Related Persons, by a majority of the Continuing Directors then in office, if any.

        Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

        B.    Bylaws.    In addition to any affirmative vote required by law, any Change of the Bylaws of the Corporation may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors and, if at the time there exist one or more Related Persons, by the affirmative vote of at least a majority of the Continuing Directors then in office, if any, or (ii) by the stockholders by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares.

        IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I hereunto set my hand this 4th day of February, 1998.

/s/ MARK A. MORTON
Mark A. Morton, Incorporator

AMENDMENT OF PACIFIC CENTURY FINANCIAL CORPORATION
CERTIFICATE OF INCORPORATION TO REDUCE THE PERCENTAGE
OF SHARES REQUIRED TO REMOVE A DIRECTOR FOR CAUSE

        Pacific Century's Board of Directors has approved, and recommends that shareholders approve, an amendment to Article VII, Section E of the Company's Certificate of Incorporation to reduce the percentage required to remove a director for cause from sixty-six and two-thirds percent (66 2/3%) of the outstanding shares, to a majority of the voting power of then outstanding shares. This is intended to increase the power of shareholders to remove a director for cause. The language in Article VII, Section E of the existing Certificate of Incorporation would be amended as follows (new language in bold, old language lined out):

  "Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation, any director may be removed from office only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more at least a majority of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class"

        The Board of Directors recommends a vote "for" the foregoing proposal.

AMENDMENT OF PACIFIC CENTURY FINANCIAL CORPORATION
CERTIFICATE OF INCORPORATION TO PERMIT TEN PERCENT
OF THE SHAREHOLDERS TO CALL A SPECIAL MEETING

        Pacific Century's Board of Directors has approved, and recommends that shareholders approve, an amendment to Article VIII, Section A of the Company's Certificate of Incorporation to permit ten percent (10%) of the combined voting power of the outstanding shares of the Company to call a special meeting of shareholders. At present, the Certificate of Incorporation does not provide an opportunity for shareholders to call a special meeting. The language in Article VIII, Section A of the existing Certificate of Incorporation would be amended by adding the phrase in bold type below:

  "Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation, or by the holders of not less than 10 percent of the combined voting power of the then-outstanding shares of voting stock; provided, however, that where such special meeting of stockholders is called for the purpose of acting upon a proposal made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by or at the request of a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring approval of stockholders, then, in addition to the aforesaid vote of directors, the affirmative vote of a majority of the Continuing Directors, if any, shall also be required to call such special meeting of stockholders. Special meetings of stockholders may not be called by any other person or persons or in any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        The Board of Directors recommends a vote "for" the foregoing proposal.

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
PACIFIC CENTURY FINANCIAL CORPORATION

Pacific Century Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That a meeting of the board of directors of said corporation duly held on December 14, 2001, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that subject to requisite approval of the Corporation's shareholders, the name of the Corporation be changed to "Bank of Hawaii Corporation," and that the Corporation's Certificate of Incorporation be amended so as to accomplish such change wherever the name of the Corporation appears therein, including without limitation Article I therefore, which shall be amended to read as follows:

"Article I

Name

The name of this corporation ("the Corporation") is

BANK OF HAWAII CORPORATION."

SECOND:    That at the annual meeting of the stockholders of said corporation duly called and held on April 26, 2002, the proposed amendment was duly approved by the stockholders of said corporation.

THIRD:    That said amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Pacific Century Financial Corporation has caused this Certificate to be executed by its Secretary this 26th day of April, 2002.

PACIFIC CENTURY FINANCIAL CORPORATION
By:	/s/ CORI C. WESTON Cori C. Weston
Senior Vice President and Corporate Secretary

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CERTIFICATE OF INCORPORATION OF PACIFIC CENTURY FINANCIAL CORPORATION